STATEMENT RE COMPUTATION OF EARNINGS PER SHARE (1)
                                    HPR INC.

Type of security                                                                                    1997             1996
For the quarter ended March 31,
  Common stock outstanding, beginning of period................................................   15,153,000     14,350,000
  Weighted average common stock issued during the period.......................................       85,000        338,000
  Assumed exercise of common share options.....................................................    1,132,000      1,669,000
  Purchase of common stock under the treasury stock method.....................................    (267,000)      (309,000)
                                                                                                 -----------    -----------
  Weighted average number of common shares and common equivalent shares outstanding............   16,103,000     16,050,000
                                                                                                  ==========     ==========

For the nine months ended March 31,                                                                 1997             1996
  Common stock outstanding, beginning of period................................................   15,012,000      7,680,000
  Weighted average common stock issued during the period.......................................       94,000      1,053,000
  Conversion of Series A Convertible Preferred Stock to Common Stock upon the
  Initial Public Offering (2)..................................................................           --      5,525,000
  Assumed exercise of common share options.....................................................    1,285,000      1,557,000
  Purchase of common stock under the treasury stock method.....................................    (292,000)      (113,000)
                                                                                                 -----------    -----------
  Weighted average number of common shares and common equivalent shares outstanding............   16,099,000     15,702,000
                                                                                                  ==========     ==========

  (1) All common and common equivalent shares have been restated to reflect a 2-for-1 capital stock split effected in the form of a 100% stock dividend to all shareholders of record on April 26, 1996, a 2.5-for-1 capital stock split in 1995 and a 10-for-1 capital stock split in 1993.

  (2) Series A Convertible Preferred Stock was considered a common stock equivalent prior to the initial public offering.





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